Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Post-Effective Amendment No.1 to Registration Statement (No. 333-166073) on Form S-1 of Southwest Iowa Renewable Energy, LLC of our report dated November 22, 2011, relating to our audits of the financial statements appearing in the Prospectus, which is part of this Registration Statement, and to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ McGladrey & Pullen, LLP

Des Moines, Iowa

February 21, 2012